Exhibit 99.1

JUDGMENT PURCHASE AGREEMENT

This Judgment Purchase Agreement (this “Agreement”) is made June 12, 2014, by and between Drinks Americas Holdings, Ltd., a Delaware corporation (“Purchaser”, “DKAM”, or the “Company”), and IBC Funds LLC, a Nevada limited liability company (“Seller”), collectively the “Parties,” or individually a “Party.”

A. On June 18, 2009, St George Investments, LLC, an Illinois limited liability company (“St. George”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Drinks Americas Holdings, Ltd, a Delaware corporation, pursuant to which DKAM issued to St. George a debenture with a face amount of $4,000,000 (the “Debenture”), together with a personal guaranty by J. Patrick Kenny (the “Guaranty”) for a portion of the face amount of the Debenture.

B. On August 1, 2013, the United States District Court, Northern District of Illinois, Eastern Division (the “Court”), Civil No. 1:13-cv-01867, awarded a default judgment to St. George against DKAM (the “DKAM Judgment”) and against J. Patrick Kenny (the “Kenny Judgment,” and together with the DKAM Judgment, the “Judgments”), in connection with DKAM’s default on the Debenture and J. Patrick Kenny’s default on the Guaranty.

C. The DKAM Judgment is for damages in the amount of $2,099,180.66, plus interest accruing at the rate of 12% per annum beginning on July 10, 2013, and the Kenny Judgment is for damages in the amount of $375,000.00, plus interest accruing pursuant to 28 U.S.C. § 1961.

D. Pursuant to a Judgment Purchase Agreement dated November 22, 2013, the Seller bought from St. George all right, title, and interest in and to the Judgments pursuant to the terms of an Assignment of Default Judgment attached hereto as Exhibit A.

E. Seller desires to sell and assign to Purchaser, and Purchaser desires to purchase and receive from Seller, all of Seller’s right, title, and interest in and to the DKAM Judgment and the Kenny Judgment.

NOW THEREFORE, intending to be legally bound, and in consideration of the recitals set forth above, the mutual promises and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Purchase and Sale of Judgments and Related Agreements and Forbearance.  In consideration for Purchaser’s payment of the amount set forth in Section 2, Seller hereby sells, assigns, sets over, transfers and conveys to Purchaser all right, title, and interest in and to the Judgments pursuant to the terms of an Assignment of Default Judgment, in substantially the form attached hereto as Exhibit B (the “Assignment”), and Purchaser hereby accepts the same.

2. Consideration.  The Purchaser shall pay to Seller the sum aggregate sum of $320,000.00 (the “Purchase Price”) in accordance with the payment schedule set forth in Section 2.1 below (the “Payment Schedule”) by wiring such amounts to the account specified on Exhibit C.  For the avoidance of doubt, the Assignment shall not become effective until Seller receives the full Purchase Price in immediately available funds, and all of Seller’s obligations under this Agreement shall be void ab initio if Seller does not receive the Purchase Price by the dates specified in the Payment Schedule, subject to a three (3) business day cure period or as otherwise waived by the Seller, except that any payments actually received by the Seller shall reduce the amounts owed under the Judgments.  Upon receipt of the Purchase Price, Seller shall promptly file the Assignment with the Court and cooperate with the Purchaser to file any and all documents necessary to file with the Court ‘Satisfactions of Judgment’ or equivalent filing(s) indicating the full payment and satisfaction of the Judgments.

2.1. Payment Schedule.  Purchaser hereby agrees to make the following payments towards the Purchase Price on or prior to the dates set forth as follows:

Payment Amount	Payment Date*
$25,000.00	Upon Execution of this Agreement
$25,000.00	July 14, 2014
$50,000.00	August 14, 2014
$50,000.00	September 15, 2014
$50,000.00	October 14, 2014
$50,000.00	November 14, 2014
$50,000.00	December 15, 2014
$20,000.00	January 14, 2015
* For the avoidance of doubt, the Purchaser may pre-pay any payment prior to its respective payment date without penalty and without prejudice to any other payment date.

3. Forbearance.  In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, the Seller hereby agrees to forbear from exercising, or causing the exercise of, its rights and remedies under the Judgments or under applicable law solely in respect of or arising out of the Judgments for the period (the “Forbearance Period”) commencing on the date of this Agreement and ending on the earliest to occur of (i)  6:00 p.m. (New York, New York time) on January 19, 2015; and (ii) the failure of the Company to make any payment as set forth in Section 2, subject to the cure period set forth therein.

4. Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser:

4.1. Incorporation and Corporate Power. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Illinois and has all requisite power and authority to sell and assign the Judgments.

4.2. Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by Seller, and no other proceedings on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Seller and, assuming that this Agreement is the valid and binding agreement of Purchaser, constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights or by general principles of equity.

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4.3. Absence of Conflicting Agreements. Neither the execution nor delivery of this Agreement, nor the performance by Seller of the transactions contemplated hereby, conflicts with, or constitutes a breach of or a default under (i) the organizational documents of Seller; (ii) any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; (iii) any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or (iv) any agreement, indenture, contract or instrument to which Seller is a party or by which any of Seller’s assets are bound.

4.4. Title to Acquired Assets. Seller has good, valid and marketable title to the Judgments. The Judgments are free and clear of all encumbrances, liens, claims, charges, options, security interests, mortgages, deeds of trust, pledges or hypothecations.  The Judgments have not been sold, assigned or otherwise transferred (directly or indirectly) to any person or entity whatsoever, and Seller has the full right and power to execute and deliver this Agreement.

5. Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Purchaser:

5.1. Incorporation and Corporate Power. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to enter into this Agreement.

5.2. Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized by Purchaser, and no other proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Purchaser and, assuming that this Agreement is the valid and binding agreement of Seller, constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights or by general principles of equity.

5.3. Absence of Conflicting Agreements. Neither the execution nor delivery of this Agreement, nor the performance by Purchaser of the transactions contemplated hereby, conflicts with, or constitutes a breach of or a default under (i) the organizational documents of Purchaser; (ii) any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; (iii) any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or (iv) any agreement, indenture, contract or instrument to which Purchaser is a party.

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5.4. Sophisticated Investor. Purchaser is a sophisticated investor and has substantial experience in evaluating various investment opportunities and acknowledges that it can protect its own interests. Purchaser has such knowledge and experience in financial and business matters so that Purchaser is capable of evaluating the merits and risks of its investment in the Judgments.

5.5. Information; Due Diligence.  Purchaser has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to enter into this Agreement and purchase the Judgments, and Purchaser has had an opportunity to ask questions and receive answers from the Seller regarding the Judgments. Furthermore, Purchaser acknowledges that it has had a reasonable opportunity to perform, and has in fact performed, an investigation to its satisfaction with respect to the validity, collectability, or with respect to any other fact or circumstance affecting the Judgments.

5.6. No Reliance.  Purchaser hereby acknowledges that it has not relied on any representation or statement of Seller, other than those set forth in this Agreement, in making its investment decision to purchase the Judgments.

6. Miscellaneous.

6.1. Expenses. Except as otherwise expressly provided for herein, Seller and Buyer will pay all of their own expenses (including attorneys’ and accountants’ fees in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

6.2. Further Assurances. Seller agrees that, on and after the Closing, it shall take all appropriate action (without incurring any out-of-pocket expenses) and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including, without limitation, putting Buyer in possession and operating control of the Assets.

6.3. Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the Party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

6.4. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either Party without the prior written consent of the other Party.

6.5. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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6.6. Complete Agreement. This Agreement and the Exhibits hereto, and the other documents referred to herein contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

6.7. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same instrument.

6.8. Governing Law. The internal law, without regard to conflicts of laws principles, of the State of New York will govern all questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

6.9. Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of any this Agreement or the Assignment, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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IN WITNESS WHEREOF, this Judgment Purchase Agreement is hereby executed by the Parties as of the date first written above.

Exhibits:

Exhibit A – Assignment between St. George Investments, LLC and IBC Funds LLC
Exhibit B – Form of Assignment
Exhibit C – Wiring Instructions

SELLER: IBC FUNDS LLC By: Bryan Collins, Managing Member	PURCHASER: DRINKS AMERICAS HOLDINGS, LTD By: Timothy Owens, Chief Executive Officer

[Signature page to Judgment Purchase Agreement]

EXHIBIT A

Assignment between St. George Investments, LLC and IBC Funds LLC

EXHIBIT B

Form of Assignment

EXHIBIT C

WIRING INSTRUCTIONS

Bank:
Routing Number:
Account Number:
Name: